PRESS RELEASE

INTERNATIONAL SEAWAYS ANNOUNCES CONTRACT TO INSTALL SCRUBBERS

New York, NY – September 25, 2018 – International Seaways, Inc. (NYSE: INSW) ("INSW"), one of the largest tanker companies worldwide providing energy transportation services for crude oil, petroleum products and liquefied natural gas ("LNG"), today announced that it has signed contracts with Clean Marine AS of Norway and a qualified system installer for the purchase and installation of exhaust gas cleaning systems ("scrubbers") on seven of its modern VLCCs, with an option for a further three systems covering the remaining three modern VLCCs in its fleet.  The seven scrubbers are all to be installed prior to January 1, 2020, when the new 0.5% IMO sulfur emission cap goes into effect.

Clean Marine AS is a leading provider of marine exhaust scrubber systems with proven systems well suited to tankers.

The seven scrubber units are intended to be funded with available liquidity.

"Following significant economic analysis and evaluation of different systems, we are pleased to have executed contracts to install scrubbers on a large portion of our VLCC fleet," said Lois Zabrocky, President and CEO of International Seaways.  "We believe that by installing scrubbers on our largest ships, we will gain an economic advantage while further demonstrating a commitment to the environment as we did with our recent acquisition of highly efficient VLCCs. In addition to being well positioned to capitalize on a market recovery based on International Seaways' sizeable high-quality fleet, our scrubber initiative also strengthens the Company's ability to take advantage of a potential strong tanker market resulting from the IMO regulations, as both crude and product tankers stand to benefit from increased transportation demand."

About International Seaways, Inc.
International Seaways, Inc. (NYSE:INSW) is one of the largest tanker companies worldwide providing energy transportation services for crude oil, petroleum products and LNG.  International Seaways owns and operates a fleet of 52 vessels, including 14 VLCCs, two Suezmaxes, seven Aframaxes/LR2s, 11 Panamaxes/LR1s and 12 MR tankers.  Through joint ventures, it has ownership interests in four LNG carriers and two floating storage and offloading service vessels.  International Seaways has an experienced team committed to the very best operating practices and the highest levels of customer service and operational efficiency.  International Seaways is headquartered in New York City, NY. Additional information is available at www.intlseas.com.

Forward-Looking Statements
This release contains forward-looking statements.  In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company.  All statements other than statements of historical facts should be considered forward-looking statements.  These matters or statements may relate to the Company's plans to issue dividends, its prospects, including statements regarding vessel acquisitions, trends in the tanker markets, and possibilities of strategic alliances and investments.  Forward-looking statements are based on the Company's current plans, estimates and projections, and are subject to change based on a number of factors.  Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for 2017 for the Company, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and in similar sections of other filings made by the Company with the SEC from time to time.  The Company assumes no obligation to update or revise any forward-looking statements.  Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:
David Siever
International Seaways, Inc.
(212) 578-1635
dsiever@intlseas.com